The information in this preliminary prospectus supplement and the accompanying prospectus are not complete and may change. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-192536

SUBJECT TO COMPLETION, DATED MARCH 18, 2014

Preliminary Prospectus Supplement to Prospectus Dated December 13, 2013

2,000,000 Shares

Common Stock

The selling stockholders identified in this prospectus supplement are offering 2,000,000 shares of our common stock. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Our common stock is listed on the NASDAQ Global Market under the symbol “RBCN”. On March 17, 2014, the last reported sales price for our common stock was $13.79 per share.

Investing in our common stock involves risks. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to the selling stockholders	$	$

We have granted the underwriters a 30-day option to purchase up to 300,000 shares of our common stock from us on the same terms as set forth above to cover any over-allotments. If the underwriters exercise the option in full, the total underwriting discount will be $             and we will receive proceeds of $            , before expenses.

The underwriters expect to deliver the shares against payment on March     , 2014.

Sole Book-Running Manager

Canaccord Genuity

Prospectus Supplement dated March     , 2014

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to, and updates, information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, dated December 13, 2013, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

You should rely on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. Neither we, the selling stockholders nor the underwriters have authorized anyone to provide you with different information. Neither we, the selling stockholders nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should also read and consider the information in the documents to which we refer you in the sections of this prospectus supplement entitled “Incorporation of Documents by Reference” and “Where You Can Find More Information.”

Unless we state otherwise or the context otherwise requires, references to “Rubicon,” “Company,” “us,” “we” or “our” in this prospectus supplement mean Rubicon Technology, Inc., and do not include the consolidated subsidiaries of Rubicon Technology, Inc. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus supplement, whether they are the holders or only indirect owners of those securities.

S-ii

SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

Rubicon Technology, Inc.

We are a vertically integrated, advanced electronic materials provider specializing in monocrystalline sapphire for applications in light-emitting diodes (“LEDs”), optical systems and specialty electronic devices. The emergence of sapphire in commercial volumes at competitive prices has enabled the development of new technologies such as high brightness (“HB”) white, blue and green LEDs and highly-integrated radio frequency integrated circuits (“RFICs”). Recently, sapphire has been adopted for use in several new applications in mobile devices, specifically camera lens covers, dual flashes and home buttons on certain newer model smartphones. The reason sapphire was adopted for use on the home button on certain smartphones is because of the scratch resistance and increased touch capacitance it offers, which are important characteristics to ensure the effectiveness of the fingerprint recognition security built into the device. We believe that the use of fingerprint recognition security and other biometrics could become more prevalent in the future, which could become a strong growth driver for sapphire. We apply our proprietary crystal growth technology to produce high-quality sapphire products efficiently to supply our end-markets, and we work closely with our customers to meet their quality and delivery needs.

We are a vertically-integrated manufacturer of high-quality sapphire substrates and optical windows that are used in a variety of high-growth, high-volume end-market applications. Our largest product lines are:

•	sapphire cores, two to six inches in diameter, which our customers further process into wafers for use in LED applications and into components such as lens covers for mobile devices;

•	six-inch sapphire wafers that are used as substrates for the manufacture of LED chips and to a lesser extent for other semiconductor applications such as Silicon-on-Sapphire (“SoS”) RFICs; and

•

Optical sapphire components in various shapes and sizes, including round and rectangular windows and blanks, domes, tubes and rods. These optical sapphire products are used in equipment for a wide variety of end markets, including defense and aerospace, medical devices, oil and gas drilling, semiconductor manufacturing and other markets.

For the LED market, we sell two to four-inch material primarily in core form and six and eight-inch material primarily in polished wafer form. Eight-inch wafers are sold primarily for customers’ research and development efforts at this time. We have the ability to produce cores and wafers of up to twelve inches in diameter to support production of chips for next-generation LED and other electronic applications. Larger sapphire also has current applications in the optical markets. In other semiconductor markets, we sell primarily six-inch wafers; our major customer in that market, however, is modifying its technology to produce its higher volume RFIC products on a substrate other than sapphire, a development which will likely significantly reduce the amount of sapphire demand from that market beginning in early 2014. Other non-LED semiconductor customers are using sapphire in research and development at this time.

We recently introduced a new product offering, patterned sapphire substrates or “PSS”. HB LED chip manufacturers etch a pattern onto the surface of the sapphire wafer in the early stages of their production process in order to improve light output. We have leveraged our capability in producing larger diameter sapphire wafers to offer pre-patterned, larger diameter (four-inch and six-inch) wafers to the LED market.

We believe that LED production is following a similar path to that of production of integrated circuits on silicon substrates, which gradually migrated to production on increasingly larger substrates in order to reduce manufacturing costs. We feel that this migration to larger substrates and the related efficiency gains will help reduce the prices of LED devices and thereby facilitate greater adoption of LED technology in the backlighting and general lighting markets.

Our vertically-integrated manufacturing capabilities enable us to maintain our high quality standards while controlling costs. We design, assemble and maintain our own proprietary crystal growth furnaces to grow high-purity, low-stress, ultra-low-defect-density sapphire crystals. In addition, we possess state-of-the-art capabilities in high-precision core drilling, wafer slicing, surface lapping, edge bevel grinding, polishing, patterning and wafer cleaning processes. We foster a strong sense of innovation and agility in our product development teams in an attempt to develop new products more effectively and to rapidly capture market growth.

We plan to leverage our technological advantage in efficiently producing high-quality, large-diameter sapphire products to maintain our leadership position and capitalize on future growth opportunities. To attain this goal, we are investing in research and development activities, continuing to enhance our operational capabilities, increasing our brand recognition and diversifying into new market segments.

Corporate Information

We are a Delaware corporation incorporated on February 7, 2001. Our principal executive offices are located at 900 East Green Street, Bensenville, Illinois 60106. The telephone number at our principal executive offices is (847) 295-7000. Our website address is www.rubicontechnology.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website to form any part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock offered by the selling stockholders	2,000,000 shares

Common stock to be outstanding immediately after this offering	25,765,795 shares (26,065,795 shares if the underwriters exercise the over-allotment option in full as described below)

Over-allotment option	We have granted the underwriters a 30-day option to purchase up to 300,000 shares of our common stock from us at a price of $ per share to cover any over-allotments.

Use of proceeds	We will not receive any proceeds from the sale of any shares of our common stock by the selling stockholders. In the event the underwriters exercise the over-allotment option, we expect to use any net proceeds we receive to fund research and development of new products, for expansion and to provide funds for general corporate purposes. See “Use of Proceeds” on page S-6 of this prospectus supplement.

NASDAQ Global Market symbol	RBCN

Risk factors	Investing in our common stock involves risks. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement, together with the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in our common stock.

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 25,765,795 shares outstanding as of March 7, 2014, and excludes as of that date:

•	1,774,844 shares of our common stock held in treasury;

•	options to purchase 1,884,230 shares of our common stock at a weighted average exercise price of $12.62 per share;

•	45,941 unvested restricted stock units;

•	267,826 shares of our common stock issuable upon exercise of warrants outstanding at an exercise price of $3.65 per share; and

•	2,206,340 shares of our common stock available for future grants under our stock plans.

The above table and discussion also excludes 15,962 shares of our common stock issued after March 7, 2014.

Except as otherwise indicated, all information in the prospectus supplement assumes no exercise by the underwriters of the over-allotment option.

RISK FACTORS

An investment in our common stock involves risks. Please consider carefully the risks described below together with the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2013 and our other periodic reports filed with the SEC, which are incorporated by reference in this prospectus supplement. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement or the accompanying prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our common stock. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

Risks Related to this Offering

The concentration of our capital stock ownership with the affiliates of one of our directors will limit your ability to influence corporate matters.

Following the consummation of this offering, one of our directors, together with affiliates he controls, who are the selling stockholders in this offering, will own in the aggregate approximately 11.6% of our outstanding capital stock and voting power, assuming the underwriters do not exercise the over-allotment option. If the underwriters exercise the over-allotment option, following the consummation of this offering, one of our directors, together with affiliates he controls, who are the selling stockholders in this offering, will own in the aggregate approximately 11.5% of our outstanding capital stock and voting power. For the foreseeable future, they will have significant influence over our management and affairs and over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or our assets. Their ownership may limit your ability to influence corporate matters and, as a result, the market price of our common stock could be adversely affected.

If the underwriters exercise the over-allotment option, we will have broad discretion over the use of any net proceeds we receive and may apply any such proceeds to uses that do not improve our operating results or the value of the common stock being offered hereby.

If the underwriters exercise the over-allotment option, we will have broad discretion to use any net proceeds we receive, and investors will be relying solely on the judgment of our board of directors and management regarding the application of such proceeds. See “Use of Proceeds.” Although we expect to use any proceeds from the underwriters’ exercise of the over-allotment option to fund our research and development of new products, for expansion and to provide funds for general corporate purposes, we may not receive any such proceeds and, to the extent that we do, we have not allocated such proceeds for specific purposes. Our use of any proceeds we receive may not improve our operating results or increase the value of the common stock being offered hereby.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated herein and therein by reference and any free writing prospectus that we have authorized for use in connection with this offering may provide information, whether orally or in writing, which are deemed to be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or the negative thereof or other variations thereon or comparable terminology. All statements contained or incorporated in this prospectus supplement which address operating performance, events or developments that we expect or anticipate may occur in the future, including statements related to our expectations, beliefs, plans, objectives, assumptions or future events or performance, are forward-looking statements. These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this prospectus supplement.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in the Company’s forward-looking statements is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated into this prospectus supplement by reference. See “Where You Can Find More Information” below for information about how to obtain a copy of this annual report.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock in this offering by the selling stockholders.

If the underwriters exercise the over-allotment option in full, we estimate that the net proceeds to us would be approximately $            , after deducting the underwriting discount and the estimated offering expenses payable by us. We intend to use any proceeds we receive from the exercise of the underwriters’ over-allotment option to fund research and development of new products, for expansion and to provide funds for general corporate purposes. We will have significant discretion in the use of any proceeds we receive. General corporate purposes may include repayment of debt, investments in or extensions of credit to our subsidiaries, repurchases of common stock, capital expenditures and the financing of possible acquisitions or business expansions. Any net proceeds we receive may be invested temporarily in short-term, interest-bearing, investment- grades securities, certificates of deposit or government securities, or applied to repay short-term obligations until they are used for their stated purpose.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain future earnings to finance growth and development of our business, and we do not anticipate declaring or paying any cash dividends in the foreseeable future.

PRICE RANGE OF COMMON STOCK

Our common stock began trading on the Nasdaq Global Market under the symbol “RBCN” on November 16, 2007. As of March 7, 2014, our common stock was held by approximately 27 stockholders of record and there were 25,765,795 shares of our common stock outstanding. Because many shares of our common stock are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of beneficial stockholders represented by these record holders. The following table sets forth the high and low sales prices for our common stock as reported on the Nasdaq Global Market for the periods indicated.

	Price Range of Common Stock
	High	Low
2012
First Quarter	$13.59	$8.20
Second Quarter	$10.92	$8.46
Third Quarter	$11.57	$8.28
Fourth Quarter	$9.96	$5.82
2013
First Quarter	$6.97	$4.83
Second Quarter	$9.05	$5.91
Third Quarter	$13.78	$7.73
Fourth Quarter	$11.82	$8.38
2014
First Quarter (through March 17, 2014)	$14.67	$9.85

SELLING STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock by each selling stockholder, immediately before and after this offering.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Percentage of beneficial ownership is based on 25,765,795 shares of our common stock outstanding as of March 7, 2014.

	Number of shares beneficially owned				Percentage of shares beneficially owned
Selling stockholders:	Prior to offering	To be sold in offering		After offering	Prior to offering	After offering (no exercise of underwriters’ option)	After offering (full exercise of underwriters’ option)
The Co-Investment 2000 Fund, L.P.(1)(2) and Cross Atlantic Technology Fund II, L.P. (1)(3).	5,023,027	2,000,000	(4)	3,023,027	19.3%	11.6%	11.5%

(1)	Cross Atlantic Technology Fund II, L.P. (“Cross Atlantic Technology Fund II”) and The Co-Investment 2000 Fund, L.P. (the “Co-Investment Fund”) are limited partnerships in the business of venture capital investing. Each of these funds has appointed Cross Atlantic Capital Partners, Inc. as its investment manager. Donald R. Caldwell, a member of our board of directors, is a director of and owns 100% of Cross Atlantic Capital Partners, Inc. The address for each of these entities is Five Radnor Corporate Center, Suite 555, 100 Matsonford Road, Radnor, Pennsylvania 19087. Includes options to purchase 17,587 shares of common stock, which are exercisable within 60 days of March 7, 2014, 15,781 shares of common stock and 3,982 shares of restricted stock that are held by Donald R. Caldwell for the benefit of Cross-Atlantic Technology Fund II and the Co-Investment Fund as credit against the management fees owed by such entities to Cross Atlantic Capital Partners, Inc.

(2)	Includes, prior to the offering, 2,487,653 shares of common stock and immediately exercisable warrants to purchase 139,823 shares of common stock beneficially owned by The Co-Investment Fund. The general partner of The Co-Investment Fund is Co-Invest Management, L.P. (“Co-Invest Management”). Co-Invest Capital Partners, Inc. (“Co-Invest Capital”) is the general partner of Co-Invest Management. Mr. Caldwell is a stockholder, director and officer of Co-Invest Capital. Brian Adamsky and Frederick Tecce are officers of Co-Invest Capital and Messrs. Caldwell and Tecce are sometimes identified as managing directors of The Co-Investment Fund. Messrs. Caldwell, Adamsky and Tecce may be deemed to share voting and investment power with respect to all shares held by The Co-Investment Fund.

(3)	Includes, prior to the offering, 2,230,198 shares of common stock and immediately exercisable warrants to purchase 128,003 shares of common stock beneficially owned by Cross Atlantic Technology Fund II. XATF Management II, L.P. (“XATF Management II”) is the general partner of Cross Atlantic Technology Fund II. Cross Atlantic Capital Partners II, Inc. is the general partner of XATF Management II. Mr. Caldwell is a director, stockholder and officer of Cross Atlantic Capital Partners II. Messrs. Adamsky and Tecce are officers of Cross Atlantic Capital Partners II, and together with Mr. Caldwell, are sometimes identified as managing directors of Cross Atlantic Technology Fund II and may be deemed to share voting and investment power with respect to all shares held by Cross Atlantic Technology Fund II.

(4)	Includes 946,000 shares of common stock to be sold by Cross Atlantic Technology Fund II and 1,054,000 shares of common stock to be sold by The Co-Investment Fund.

UNDERWRITING

The selling stockholders are offering the shares of common stock described in this prospectus supplement through a number of underwriters. Subject to the terms and conditions of an underwriting agreement between us, the selling stockholders and Canaccord Genuity Inc., as representative of the underwriters, which we refer to as the representative, the selling stockholders have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, from the selling stockholders, the number of shares of common stock listed next to its name in the following table:

Name	Number of shares
Canaccord Genuity Inc.

Total	2,000,000

The underwriters are committed to purchase all the shares of common stock (other than those covered by the over-allotment option described below) offered by the selling stockholders if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters have advised us and the selling stockholders that they propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement, and to dealers at the public offering price less a selling concession not in excess of $             per share. After the public offering of the shares, the underwriters may change the offering price and other selling terms.

We have granted an option to the underwriters to purchase up to 300,000 additional shares of our common stock at the purchase price set forth on the cover page of this prospectus supplement. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any over-allotments. If any shares are purchased with this over-allotment option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

Commissions and Discounts

In connection with the sale of the shares of our common stock offered hereby, the underwriters may be deemed to have received compensation in the form of underwriting discounts.

The expenses related to this offering, exclusive of the underwriting discounts and commissions, are estimated to be approximately $         and are payable by us. We are also responsible for up to $100,000 of the expenses of the underwriters, including fees and expenses of the underwriters’ counsel, whether or not this offering is completed.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to the selling stockholders.

	Per Share	Total
Public offering price	$	$
Underwriting discounts	$	$
Proceeds, before expenses, to the selling stockholders	$	$

If the underwriters exercise the over-allotment option in full, the total underwriting discounts will be $            , and the total proceeds, before expenses, to us will be $            .

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Over-Allotment Option

We have granted an option to the underwriters to purchase up to 300,000 shares of our common stock from us at $             per share. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any over-allotments.

Lock-Up Agreements

We, our executive officers and directors and the selling stockholders (other than with respect to the shares offered hereby) have entered into lock-up agreements with the representative. Under these agreements, we and each of these persons may not, without the prior written approval of the representative, subject to limited exceptions, offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock or enter into any swap, hedge or other agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of any shares of our common stock or securities convertible into or exercisable or exchangeable for our common stock, or engage in any short selling of any shares of our common stock or securities convertible into or exercisable or exchangeable for our common stock. These restrictions will be in effect for a period of 90 days after the date of this prospectus supplement.

Notwithstanding the termination of the lock-up period outlined above, and subject to certain exceptions, in the event that either (i) during the last 17 days of the lock-up period, we issue an earnings release or material news or a material event relating to us occurs, or (ii) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, then the expiration of the lock-up period will be extended until the expiration of the 18-day period beginning on the date of the issuance of an earnings release or the occurrence of the material news or material event, as applicable, unless the representative waives, in writing, such extension. At any time and without public notice, the representative and our board of directors, acting jointly, may in its sole discretion release all or some of the securities from these lock-up agreements.

Price Stabilization and Short Positions

Until distribution of the shares of our common stock is completed, SEC rules may limit the underwriters from bidding for and purchasing shares of our common stock. However, the underwriters may engage in transactions that stabilize the price of the shares of our common stock, such as bids or purchases to peg, fix or maintain that price.

If an underwriter creates a short position in our common stock in connection with this offering (i.e., if it sells more shares of our common stock than are listed on the cover page of this prospectus supplement), the underwriter may reduce that short position by purchasing shares of our common stock in the open market. The underwriter may also elect to reduce any short position by exercising all or part of the over-allotment option described above. Purchases of shares of our common stock to stabilize its price or to reduce a short position may cause the price of shares of our common stock to be higher than it might be in the absence of such purchases.

An underwriter also may impose a penalty bid, whereby the underwriter may reclaim selling concessions allowed to other broker-dealers in respect of the common stock sold in this offering for its account if the underwriter repurchases the shares in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the shares of our common stock in that it discourages resales of those shares of our common stock.

The underwriters have advised us and the selling stockholders that these transactions may be effected on The NASDAQ Global Market or otherwise. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of shares of our common stock. In addition, neither we, the selling stockholders, nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters of the offering, or by their affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on such websites and any information contained in any other website maintained by the underwriters or any of their affiliates is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved or endorsed by us or the underwriters in their capacities as underwriters and should not be relied upon by investors.

Relationship with Rubicon

In the ordinary course of business, the underwriters and their affiliates may, in the future, engage in investment banking or other transactions of a financial nature with us, including the provision of certain advisory services to us or financing transactions for which they may receive customary compensation. The representative had previously been engaged by us to provide us with financial advisory services. Pursuant to our agreement with the representative, the representative had the right, but not the obligation, from November 29, 2012 to December 31, 2013, to review strategic and financial transactions of the Company, for which it would have received customary fees. In addition, for such transactions that occur prior to March 31, 2014, but in which the representative does not participate, the representative remains entitled to any such applicable fees. In January 2014, the representative acted as the sole underwriter in an underwritten offering of 3,047,500 shares of our common stock at a public offering price of $10.65 per share, for which it received a total underwriting discount of $1,767,500, as well as reimbursement of $100,000 of expenses, including fees and expenses of underwriter’s counsel.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income tax consequences of the ownership and disposition of our common stock by a non-U.S. holder (as defined below) who holds our common stock as a capital asset (generally, property held for investment). For purposes of this discussion, you are a “non-U.S. holder” if you are a beneficial owner of our common stock that is an individual, corporation (or other entity treated as a corporation for federal income tax purposes), estate or trust (other than a grantor trust) and you are not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation created or organized in or under the laws of the U.S., or of any state thereof or the District of Columbia; or

•

an estate whose income is subject to U.S. federal income taxation regardless of its source; or a trust, in general, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or if the trust has made a valid election to be treated as a U.S. person under applicable U.S. Treasury regulations.

If you are an individual, you may be treated as a resident of the U.S. in any calendar year for U.S. federal income tax purposes by, among other ways, being present in the U.S. for at least 31 days in that calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (and where certain other conditions are satisfied and certain applicable exceptions do not apply, including exceptions applicable under certain tax treaties). For purposes of this calculation, you would count all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year.

This discussion does not consider:

•	U.S. state, U.S. local, U.S. estate, or non-U.S. tax consequences;

•	all aspects of U.S. federal income taxes or specific facts and circumstances that may be relevant to a particular non-U.S. holder’s tax position;

•	the tax consequences for the stockholders, partners or beneficiaries of a non-U.S. holder;

•

special tax rules that may apply to particular holders, such as financial institutions, insurance companies, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, government instrumentalities, holders owning more than 5% of our common stock, U.S. expatriates, former citizens or residents of the U.S., partnerships or other flow-through entities, part-year non-resident aliens, broker-dealers and traders in securities, persons who elect to mark-to-market their securities; or

•	special tax rules that may apply to a non-U.S. holder that holds our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment.

If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, is a holder of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership that may acquire our common stock, or a partner in such a partnership, you should consult a tax advisor regarding the tax consequences to you of the partnership’s acquisition, ownership and disposition of our common stock.

The following discussion is based on provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, existing and proposed Treasury regulations and administrative and judicial interpretations, all as of the date of this prospectus supplement, and all of which are subject to change, retroactively or prospectively. The following summary assumes that you hold our common stock as a capital asset (generally, property held for investment). We undertake no obligation to publicly update or otherwise revise this summary whether as a result of new Treasury regulations, Code sections, judicial and administrative interpretations or otherwise. The Code, Treasury Regulations and judicial and administrative interpretations thereof are also subject to various interpretations, and there can be no guarantee that the Internal Revenue Service, or the IRS, or U.S. courts will agree with the tax consequences described in this summary.

Each non-U.S. holder should consult a tax advisor regarding the U.S. federal, state, local and non-U.S. income, tax treaty and other tax consequences of holding and disposing of shares of our common stock.

Dividends

We do not anticipate making cash distributions on our common stock in the foreseeable future. In the event, however, that we make distributions on our common stock, those payments will constitute dividends for U.S. federal tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, they first will constitute a return of capital and will reduce a non-U.S. holder’s basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock. Any dividend paid to a non-U.S. holder on our common stock that is not effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business will generally be subject to U.S. federal withholding tax at a rate of 30%, or a lower rate under an applicable income tax treaty.

You should consult your tax advisor regarding your entitlement to benefits under a relevant income tax treaty. Generally, in order for us to withhold tax at a lower treaty rate, you must (a) timely provide the payor with a properly executed applicable IRS Form W-8 (or other applicable successor form) and any applicable attachments certifying that (i) you are not a United States person and (ii) you are eligible for the lower treaty rate or (b) if our common stock is held through certain foreign intermediaries, timely satisfy the relevant certification requirements of applicable U.S. Treasury regulations. The applicable certifications must be provided to the applicable withholding agent prior to the payment of dividends and may be required to be updated periodically.

If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund on a timely basis with the IRS.

If the dividend is effectively connected with your conduct of a trade or business in the U.S. and, if an income tax treaty applies, is attributable to a permanent establishment maintained by you in the U.S., the dividend will generally be exempt from U.S. federal withholding tax, provided that you supply us with a properly executed IRS Form W-8ECI (or an applicable successor form). In this case, the dividend will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons and, if you are a foreign corporation, you may be subject to an additional branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable income tax treaty.

Sales, Exchanges, or Other Taxable Dispositions of Common Stock

Subject to the discussions below regarding backup withholding and “FATCA” (as defined below), you generally will not be subject to U.S. federal income tax on gain recognized on a disposition of our common stock unless:

•

the gain is effectively connected with your conduct of a trade or business in the U.S. and, if an income tax treaty applies, is attributable to a permanent establishment maintained by you in the U.S., in which case the gain will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons and, if you are a foreign corporation, you may be subject to an additional branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable income tax treaty;

•

you are an individual who holds our common stock as a capital asset, are present in the U.S. for 183 days or more in the taxable year of the disposition and meet other requirements, in which case the gain derived from the sale will be subject to a flat 30% tax, which may be offset by U.S. source capital losses; or

•

we are or have been a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition and the period that you held our common stock and certain other conditions are met, in which case the gain will be taxed on a net income basis in the manner described in the first bullet paragraph above.

Generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. The tax relating to stock in a USRPHC generally will not apply to a non-U.S. holder whose holdings, direct and indirect, at all times during the applicable period, constituted 5% or less of our common stock, provided that our common stock was regularly traded (within the meaning of section 897(c)(3) of the Code) on an established securities market in the calendar year of disposition. We believe that we are not currently, and we do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in other countries under the provisions of an applicable income tax treaty.

Payments of dividends in respect of, or proceeds on the disposition of, our common stock made to a Non-U.S. Holder may be subject to additional information reporting and backup withholding unless such Non-U.S. Holder establishes an exemption, for example, by properly certifying that such Non-U.S. Holder is not a United States person as defined under the Code on a valid IRS Form W-8BEN or another appropriate version of IRS Form W-8 and including any applicable attachments (provided that the payor does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a Non-U.S. Holder will reduce the Non-U.S. Holder’s U.S. federal income tax liability. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided the required information is timely furnished to the IRS. A Non-U.S. Holder should consult its tax advisor regarding the application of the information reporting and backup withholding rules.

Additional Withholding Requirements

Under legislation enacted in 2010, U.S. Treasury regulations and official IRS administrative guidance (commonly known as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid after June 30, 2014, and to the gross proceeds from a disposition of our common stock occurring after December 31, 2016, in each case paid to (i) a “foreign financial institution” (as specifically defined in the legislation), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its United States “account” holders (as specifically defined in the legislation) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each such “substantial United States owner” ( as defined under the Code and applicable Treasury regulations) and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Persons located in a jurisdiction that has entered into an intergovernmental agreement with the U.S. governing FATCA (an IGA) may be subject to different rules. Application of this FATCA tax does not depend on whether the payment otherwise would be exempt from U.S. federal withholding tax under the other exemptions described above. Prospective holders should consult their own tax advisors regarding this new legislation, any applicable IGA and whether this legislation or IGA may be relevant to your ownership and disposition of our common stock.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Winston & Strawn LLP, Chicago, Illinois. Certain legal matters may be passed upon for the underwriters by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the registration statement, of which this prospectus supplement and the accompanying prospectus are a part, have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement.

Any statement contained or incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents:

(a)	Annual Report on Form 10-K for the year ended December 31, 2013;

(b)	Current Report on Form 8-K filed on January 8, 2014;

(c)	Definitive Proxy Statement on Schedule 14A filed on April 30, 2013;

(d)	The description of our capital stock as set forth in our Registration Statement on Form 8-A filed with the SEC on November 13, 2007 (File No. 001-33834); and

(e)	All documents that we file (but not those that we furnish) with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and before all of the securities offered by this prospectus supplement are sold are incorporated by reference in this prospectus supplement from the date of filing of the documents, unless we specifically provide otherwise.

Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

You may request a copy of these filings and any exhibit incorporated by reference in these filings at no cost, by writing or telephoning us at the following address or number:

Rubicon Technology, Inc.

900 East Green Street

Bensenville, Illinois 60106

(847) 295-7000

Attention: Secretary

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at l-800-SEC-0330 for further information on the public reference room. Our SEC filings, including the registration statement of which this prospectus supplement and the accompanying prospectus are a part and the exhibits and schedules thereto, are also available to the public from the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at www.rubicontechnology.com. Except as expressly set forth in this prospectus supplement under the heading “Incorporation by Reference,” we are not incorporating by reference the contents of the SEC website or our website into this prospectus supplement.

PROSPECTUS

$60,000,000 by Rubicon Technology, Inc.

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Warrants

$40,000,000 of Common Stock by Selling Stockholders

This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may offer from time to time up to $60,000,000 of any of the following securities:

•	common stock;

•	preferred stock;

•	debt securities;

•	guarantees of debt securities; and

•	warrants.

The Selling Stockholders may offer and sell, from time to time, up to $40,000,000 of common stock.

When we use the term “securities” in this prospectus, we mean any of the securities we or the Selling Stockholders may offer with this prospectus, unless we say otherwise.

If any securities are to be listed or quoted on a securities exchange or quotation system, our prospectus supplement will say so. Our common stock is listed on the NASDAQ Global Market and trades under the symbol “RBCN.”

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest.

Investing in the securities involves risks. See the section entitled “Risk Factors” beginning on page 3 of our Annual Report on Form 10-K for the year ended December  31, 2012 incorporated by reference into this prospectus and, if applicable, any risk factors described in any accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents or directly to purchasers. Your prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

The date of this prospectus is December 13, 2013.

You should rely only on the information contained in this prospectus or any prospectus supplement, and in other offering material, if any, or information contained in documents which you are referred to by this prospectus or any prospectus supplement, or in other offering material, if any. We have not authorized anyone to provide you with different information. We are offering to sell the securities only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus or any prospectus supplement or other offering material is accurate only as of the date on the front of those documents, regardless of the time of delivery of those documents or any sale of the securities.

i

FORWARD-LOOKING STATEMENTS

From time to time, we and our representatives may provide information, whether orally or in writing, which are deemed to be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or the negative thereof or other variations thereon or comparable terminology. All statements contained or incorporated in this prospectus which address operating performance, events or developments that we expect or anticipate may occur in the future, including statements related to statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance, are forward-looking statements. These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this prospectus or any prospectus supplement.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in the Company’s forward-looking statements is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated into this prospectus by reference and, if applicable, any risk factors described in the accompanying prospectus supplement. See “Where You Can Find More Information” below for information about how to obtain a copy of this annual report.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus up to a total dollar amount of $60,000,000. In addition, the selling stockholders described in this prospectus may offer and sell, at any time and from time to time, in one or more offerings, up to a total dollar amount of $40,000,000 of shares of common stock.

This prospectus provides you with only a general description of the securities we and the selling stockholders may offer. It is not meant to be a complete description of any security. Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We and any underwriter or agent that we or the selling stockholders may from time to time retain may also provide other information relating to an offering, which we refer to as “other offering material.” The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus, any prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with additional information described in the section entitled “Where You Can Find More Information” and any other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

Unless we state otherwise or the context otherwise requires, references to “Rubicon,” “Company,” “us,” “we” or “our” in this prospectus mean Rubicon Technology, Inc., and do not include the consolidated subsidiaries of Rubicon Technology, Inc. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities.

ABOUT RUBICON TECHNOLOGY, INC.

OUR BUSINESS

We are an advanced electronic materials provider that develops, manufactures and sells monocrystalline sapphire and other innovative crystalline products for light-emitting diodes (“LEDs”), radio frequency integrated circuits (“RFICs”), blue laser diodes, optoelectronics and other optical applications. The emergence of sapphire in commercial volumes at competitive prices has enabled the development of new technologies such as high brightness (“HB”) white, blue and green LEDs and highly-integrated RFICs. We apply our proprietary crystal growth technology to produce high-quality sapphire products efficiently to supply our end-markets, and we work closely with our customers to meet their quality and delivery needs. We believe we are the leading supplier of sapphire products to the LED industry.

We are a vertically integrated manufacturer of high-quality sapphire substrates and optical windows that are used in a variety of high-growth, high-volume end market applications. During 2011 and 2012, our largest sales of product were six-inch polished sapphire wafers (substrates) for use in LED applications and in Silicon-on-Sapphire (“SoS”) RFICs. Two through four-inch diameter sapphire cores were our second largest product sales category during 2011 and 2012, and comprised the majority of our sales prior to 2011. Cores are sold to sapphire polishers who make wafers for use in LEDs and blue laser diodes. We also sell sapphire products used for windows and lenses in military, aerospace, sensor and other applications. We have extended our technology, giving us the ability to produce cores and wafers of up to twelve inches in diameter to support next generation LED and RFIC production.

We believe that LED production is following a similar path to that of production of integrated circuits on silicon substrates, which gradually migrated to production on increasingly larger substrates in order to reduce manufacturing costs. We feel that this migration to larger substrates and the related efficiency gains will help reduce the prices of LED devices and thereby facilitate greater adoption of LED technology in the backlighting and general lighting markets.

Our fully integrated in-house capabilities enable us to maintain our high-quality standards while controlling costs. We design, assemble and maintain our own proprietary crystal growth furnaces to grow high-purity, low-stress, ultra-low-defect-density sapphire crystals. In addition, we possess state-of-the-art capabilities in high-precision core drilling, wafer slicing, surface lapping, edge bevel grinding and wafer cleaning processes. We have recently extended our vertical integration by introducing a patented sapphire substrate for the LED market. We foster a strong sense of innovation and agility in our product development teams in an attempt to develop new products more effectively and to rapidly capture market growth.

We plan to leverage our technological advantage in efficiently producing high-quality, large-diameter sapphire products to maintain our leadership position and capitalize on future growth opportunities. To attain this goal, we are investing in research and development activities, continuing to enhance our operational capabilities, increasing our brand recognition and diversifying into new market segments.

We are a Delaware corporation incorporated on February 7, 2001. Our common stock is listed on the NASDAQ Global Market under the symbol “RBCN.” Our principal executive offices are located at 900 East Green Street, Bensenville, Illinois 60106. The telephone number at our principal executive offices is (847) 295-7000. Our website address is www.rubicontechnology.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to form any part of this prospectus.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the five most recently completed fiscal years and any required interim periods will be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities in the future.

RISK FACTORS

Investing in our securities involves risk. Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus, as well as any prospectus supplement relating to a specific security. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. These risks could materially affect our business, results of operation or financial condition and affect the value of our securities. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operation or financial condition.

SUBSIDIARY GUARANTOR

If Rubicon Worldwide LLC, our wholly-owned subsidiary, becomes a guarantor from time to time in accordance with the applicable indenture (which we refer to as the “subsidiary guarantor” in this prospectus), it would fully and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. Financial information concerning our subsidiary guarantor and any non-guarantor subsidiaries will be included in our consolidated financial statements filed as part of our current and periodic reports pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC. Additional information concerning our subsidiaries and us is included in our periodic reports and other documents incorporated by reference in this prospectus. Please read “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds from the sale of securities from a primary offering by us for working capital and other general corporate purposes. We will have significant discretion in the use of any net proceeds. General corporate purposes may include repayment of debt, investments in or extensions of credit to our subsidiaries, repurchases of common stock, capital expenditures and the financing of possible acquisitions or business expansions. The net proceeds from the sale of securities from a primary offering by us may be invested temporarily or applied to repay short-term obligations until they are used for their stated purpose.

We will not receive any proceeds from any sale of shares of common stock by the Selling Stockholders.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may offer from time to time up to $60,000,000 of any of the following securities:

•	common stock;

•	preferred stock;

•	debt securities;

•	guarantees of debt securities; and

•	warrants.

Under this shelf registration statement, the Selling Stockholders may offer and sell, from time to time, up to $40,000,000 of common stock.

DESCRIPTION OF CAPITAL STOCK

GENERAL

As of the date hereof, our authorized capital stock consists of 45.0 million shares of common stock, par value $0.001 per share, and 5.0 million shares of undesignated preferred stock, par value $0.001 per share. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part. We refer in this section to our amended and restated certificate of incorporation as our certificate of incorporation, and we refer to our amended and restated bylaws as our bylaws.

As of November 13, 2013, we had 24,433,523 shares of our common stock outstanding, of which 1,774,844 shares were held as treasury shares, options to purchase 286,006 shares of our common stock under our 2001 Equity Plan, all of which were exercisable, options to purchase 1,648,385 shares of our common stock under our 2007 Stock Incentive Plan, 1,212,219 of which were exercisable, restricted stock units of 45,941 under our 2007 Stock Incentive Plan, none of which were vested, and warrants to purchase 267,826 shares of our common stock, all of which were exercisable.

COMMON STOCK

As of November 13, 2013, there were 24,433,523 shares of our common stock outstanding, of which 1,774,844 shares were held as treasury shares. As of November 13, 2013, there were 29 holders of our common stock.

Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors from time to time, subject to any preferential dividend rights of any preferred stock then outstanding. Upon our liquidation, dissolution, distribution of assets or winding up, holders of our common stock are entitled to share ratably in our remaining assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Except as described below in “—Anti-takeover effects of Delaware law and provisions of our certificate of incorporation and bylaws,” a majority vote of our common stockholders is generally required to take action under our certificate of incorporation and bylaws.

All outstanding shares of our common stock are fully paid and nonassessable.

PREFERRED STOCK

Our board of directors is authorized, without action by the stockholders, to designate and issue up to 5.0 million shares of preferred stock in one or more series. Our board of directors can fix the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. The issuance of preferred stock with voting or conversion rights may adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes, could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control and could harm the market price of our common stock.

Our board of directors will make any determination to issue such shares based on its judgment as to our best interests and the best interests of our stockholders. We have no current plans to issue any shares of preferred stock.

OPTIONS

As of November 13, 2013, we had outstanding options to purchase 286,006 shares of common stock under our 2001 Equity Plan, all of which were exercisable. These options have an average exercise price of $7.70. As of November 13, 2013, we had outstanding options to purchase 1,648,385 shares of common stock under our 2007 Stock Incentive Plan, 1,212,219 of which were exercisable. These options have an average exercise price of $13.33.

RESTRICTED STOCK UNITS

As of November 13, 2013 we had outstanding restricted stock units of 45,941 under our 2007 Stock Incentive Plan, none of which were vested. Each restricted stock unit represents the right to receive one share of common stock upon satisfaction of vesting conditions.

WARRANTS

As of November 13, 2013, the following warrants were outstanding:

Type of warrant	Number of shares of common stock issuable upon exercise of warrant	Exercise price per share of common stock	Expiration
Common Stock	243,446	$3.65	12/15/2015
Common Stock	24,380	$3.65	1/27/2016

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW AND PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS

Certificate of incorporation and bylaw provisions

Our certificate of incorporation and bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board composition and filling vacancies. Our board is divided into three classes serving staggered three-year terms, with one class being elected each year. Directors may be removed only for cause and then only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

No written consent of stockholders. All stockholder actions must be taken by a vote of the stockholders at an annual or special meeting, and stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of stockholders. Only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance notice requirements. Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These provisions may have the effect of precluding the conduct of certain business at a meeting if proper procedures are not followed.

Amendment to certificate of incorporation and bylaws. As required by the Delaware General Corporation Law, any amendment of our certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition and the filling of vacancies, limitation of liability and the amendment of our certificate of incorporation must be approved by not less than 75% of the outstanding shares entitled to vote on the amendment, and not less than 75% of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws, and may also be amended by the affirmative vote of at least 75% of the outstanding shares entitled to vote on the amendment, or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Undesignated preferred stock. Our certificate of incorporation provides for 5.0 million authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to impede an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. Our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of our common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Delaware law

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover provision. In general, the provision prohibits a publicly-held Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. A “business combination” includes a merger, sale of 10% or more of our assets and certain other transactions resulting in a financial benefit to the stockholder. For purposes of Section 203, an “interested stockholder” is defined to include any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;

•	an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date; or

•	an affiliate or associate of any person described above.

However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an interested stockholder before the date of that transaction; or

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by our officers and directors; or

•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect for the corporation not to be governed by Section 203, effective 12 months after adoption. Neither our certificate of incorporation nor our bylaws exempt us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors.

NASDAQ GLOBAL MARKET LISTING

Our common stock is listed on the NASDAQ Global Market under the trading symbol “RBCN.”

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

LIMITATION OF LIABILITY OF DIRECTORS

Our certificate of incorporation contains a provision that limits the liability of our directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law. Such limitation does not, however, affect the liability of a director (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) in respect of certain unlawful dividend payments or stock redemptions or purchases and (4) for any transaction from which the director derives an improper personal benefit. The effect of this provision is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (1) through (4) above. This provision does not limit or eliminate our rights or the rights of our stockholders to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, our directors and officers have indemnification protection.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We may issue debt securities from time to time in one or more distinct series under the applicable indenture that is filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those stated in the applicable indenture and those made part of the applicable indenture by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. If we issue debt securities pursuant to an indenture, in the applicable prospectus supplement we will specify the trustee under such indenture. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

•	the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•	if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities will be issuable, if other than the denomination of $5,000;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•	the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of default or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

•	if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;

•	if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

•	if the debt security is also an original issue discount debt security, the yield to maturity;

•	if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge;

•	whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•	if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	the assets, if any, that will be pledged as security for the payment of the debt securities;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	whether the debt securities will be convertible and the terms of any conversion provisions;

•	the forms of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

General

We may issue debt warrants for the purchase of debt securities or stock warrants for the purchase of preferred stock or common stock.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, including the forms of certificates representing the warrants reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, are filed as exhibits to the registration statement of which this prospectus forms a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.

Debt Warrants

General. Reference is made to the applicable prospectus supplement for the terms of debt warrants in respect of which this prospectus is being delivered, the debt securities warrant agreement relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;

•	the designation and terms of any related debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	the date, if any, on and after which such debt warrants and any related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	call provisions of such debt warrants, if any; and

•	any other terms of the debt warrants.

The debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the debt securities purchasable upon such exercise.

Exercise of Debt Warrants. Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchased upon such exercise. If less than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

Stock Warrants

General. Reference is made to the applicable prospectus supplement for the terms of stock warrants in respect of which this prospectus is being delivered, the stock warrant agreement relating to such stock warrants and the stock warrant certificates representing such stock warrants, including the following:

•	the type and number of shares of preferred stock or common stock purchasable upon exercise of such stock warrants and the procedures and conditions relating to the exercise of such stock warrants;

•	the date, if any, on and after which such stock warrants and related offered securities will be separately tradable;

•	the offering price of such stock warrants, if any;

•	the initial price at which such shares may be purchased upon exercise of stock warrants and any provision with respect to the adjustment thereof;

•	the date on which the right to exercise such stock warrants shall commence and the date on which such right shall expire;

•	a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of stock warrants;

•	call provisions of such stock warrants, if any;

•	any other terms of the stock warrants;

•	anti-dilution provisions of the stock warrants, if any; and

•	information relating to any preferred stock purchasable upon exercise of such stock warrants.

The stock warrant certificates will be exchangeable for new stock warrant certificates of different denominations and stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of shares of capital stock purchasable upon such exercise, and will not be entitled to any dividend payments on such capital stock purchasable upon such exercise.

Exercise of Stock Warrants. Each stock warrant will entitle the holder to purchase for cash such number of shares of preferred stock or common stock, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the stock warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, stock warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised stock warrants will become void.

Stock warrants may be exercised as set forth in the applicable prospectus supplement relating thereto. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of capital stock purchased upon such exercise. If less than all of the stock warrants represented by such stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining amount of stock warrants.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by certain affiliates of Rubicon, who we refer to as the “Selling Stockholders” in this prospectus, of up to $40,000,000 of shares of our common stock. These shares were acquired from Rubicon by the Selling Stockholders in a series of private transactions prior to our initial public offering. Information about the potential Selling Stockholders who offer securities under the registration statement of which this prospectus is a part will be set forth in prospectus supplements, post-effective amendments and/or filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference.

PLAN OF DISTRIBUTION

Rubicon may sell common stock, preferred stock, debt securities, guarantees of debt securities or warrants and the Selling Stockholders may sell common stock in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by itself or themselves directly;

•	through agents;

•	through a combination of any of these methods of sale; or

•	through any other methods described in a prospectus supplement.

The prospectus supplements relating to an offering of securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to Rubicon and to the Selling Stockholders from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the NASDAQ Global Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NASDAQ Global Market, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, Rubicon and the Selling Stockholders, if any, will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by Rubicon and the Selling Stockholders, if any, to one or more institutional purchasers, or through agents designated by Rubicon or the Selling Stockholders from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Rubicon and the Selling Stockholders, if any, to such agent will be set forth in the prospectus supplement relating to that offering, unless otherwise indicated in such prospectus supplement. Any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any shares of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Other than our common stock, which is listed on the NASDAQ Global Market, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Global Market, subject to official notice of issuance. Any underwriters to whom Rubicon sells securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Winston & Strawn LLP. Certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at l-800-SEC-0330 for further information on the public reference room. Our SEC filings, including the registration statement and the exhibits and schedules thereto, are also available to the public from the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at www.rubicontechnology.com. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.

Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus the following documents:

(a) Annual Report on Form 10-K for the year ended December 31, 2012;

(b) Quarterly Reports on Form 10-Q for the three months ended March 31, 2013, June 30, 2013 and September 30, 2013;

(c) Current Reports on Form 8-K filed January 3, 2013 and July 2, 2013 (Items 5.02 and 5.07);

(d) Definitive Proxy Statement on Schedule 14A filed on April 30, 2013;

(e) The description of our capital stock as set forth in our Registration Statement on Form 8-A filed with the SEC on November 13, 2007 (File No. 001-33834); and

(f) All documents that we file (but not those that we furnish) with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

You may request a copy of these filings and any exhibit incorporated by reference in these filings at no cost, by writing or telephoning us at the following address or number:

Rubicon Technology, Inc.

900 East Green Street

Bensenville, Illinois 60106

(847) 295-7000

Attention: Secretary

2,000,000 Shares

Common Stock

Prospectus Supplement

Sole Book-Running Manager

Canaccord Genuity

March    , 2014